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                                                                    EXHIBIT 99.2

                                 NEWS RELEASE


[LOGO OF PS GROUP HOLDINGS]

FOR IMMEDIATE RELEASE
---------------------


  PS GROUP HOLDINGS, INC. ANNOUNCES EXPANSION OF BOARD FROM SEVEN TO NINE AND
                           APPOINTS TWO NEW DIRECTORS


SAN DIEGO, CA, DECEMBER 10, 1996 -- PS Group Holdings, Inc. (PSGH) announced today that its Board of Directors expanded its members from seven to nine. William H. Borthwick, Esq. and Steven D. Broidy, Esq. were appointed as additional directors. Mr. Borthwick will fill the vacancy in the class of directors whose terms will expire at the 1998 Annual Meeting of Stockholders and Mr. Broidy will fill the vacancy in the class of directors whose terms will expire at the 1999 Annual Meeting of Stockholders.

Mr. Borthwick has been with the law firm of Hill, Farrer & Burrill LLP in Los Angeles since 1974 focusing on commercial real estate matters. He has been a partner since 1984 and was the firm's managing partner from 1987 to 1992.

Mr. Broidy has a long career in the banking industry starting in 1963 including executive positions at Union Bank in Los Angeles and City National Bank in Beverly Hills. He is currently on the board of directors of Sanwa Bank California.



      CONTACT -  LAWRENCE A. GUSKE, PS GROUP HOLDINGS, INC. - 619-642-2982